Exhibit 99.1

Leap Therapeutics Announces Reverse Stock Split

Cambridge, MA – June 20, 2023 – Leap Therapeutics, Inc. (Nasdaq:LPTX), a biotechnology company focused on developing targeted and immuno-oncology therapeutics, today announced that it will effect a 10-for-1 reverse stock split of its issued and outstanding common stock, effective at 5PM ET on June 20, 2023. Leap expects its common stock to begin trading on a split-adjusted basis on the Nasdaq Capital Market as of the commencement of trading on June 21, 2023.

Leap’s stockholders approved the reverse stock split during its 2023 Annual Meeting of Stockholders on June 16, 2023, and granted the Board of Directors authorization to determine the final ratio for the split. The reverse stock split is being implemented to increase the per share trading price of the Company’s common stock to meet the minimum Nasdaq listing price per share requirements and to decrease the number of shares outstanding in order to facilitate the conversion of the Series X Non-Voting Convertible Preferred Stock into common stock at 5PM ET on June 21, 2023.

Leap’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “LPTX” following the reverse stock split, with a new CUSIP number of 52187K 200. As a result of the reverse stock split, every 10 shares of Leap’s common stock issued and outstanding will be automatically reclassified into one new share of common stock. No fractional shares will be issued in connection with the reverse stock split, and shareholders who would otherwise be entitled to a fractional share will receive a proportional cash payment. The shares underlying the Company’s outstanding equity awards and warrants and the Series X Non-Voting Convertible Preferred Stock conversion ratio will be adjusted accordingly. The reverse stock split affects all shareholders uniformly and will not alter any shareholder’s percentage interest in the Company’s common stock, except for adjustments that may result from the treatment of fractional shares.

Continental Stock Transfer & Trust Company is acting as the exchange agent and transfer agent for the reverse stock split. Shareholders holding their shares in book-entry form or in brokerage accounts need not take any action in connection with the reverse stock split. Beneficial holders are encouraged to contact their bank, broker or custodian with any procedural questions.

About Leap Therapeutics

Leap Therapeutics (Nasdaq: LPTX) is focused on developing targeted and immuno-oncology therapeutics. Leap’s most advanced clinical candidate, DKN-01, is a humanized monoclonal antibody targeting the Dickkopf-1 (DKK1) protein. DKN-01 is being developed in patients with esophagogastric, gynecologic, and colorectal cancers. FL-301, is a humanized monoclonal antibody targeting Claudin18.2, being developed in patients with gastric and pancreatic cancer. Leap also has preclinical antibody programs targeting Claudin18.2/CD137 and GDF15. For more information about Leap Therapeutics, visit http://www.leaptx.com or view our public filings with the SEC that are available via EDGAR at http://www.sec.gov or via https://investors.leaptx.com/.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are based upon current plans, estimates and expectations of the management of Leap that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements.

All statements, other than historical facts, including statements regarding the continuation over time of the clinical collaboration with BeiGene on the ongoing Part C of the DisTinGuish trial, with BeiGene continuing to supply tislelizumab; the expected benefits of the merger with Flame Biosciences; the cash runway into mid-2025 and the sufficiency of Leap’s cash, cash equivalents and short-term investments to fund operations; the anticipated timing for initiation of or success of enrollment in clinical trials and release of clinical data, and any outcomes of such trials; the potential, safety, efficacy, and regulatory and clinical progress of Leap’s product candidates; our future preclinical and clinical development plans in connection with our programs; the ability to enter into a new strategic partnership for DKN-01 or any of Leap’s other programs; the ability of NovaRock Biotherapeutics to conduct the FL-301 clinical trial in China; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from Leap’s plans, estimates or expectations could include, but are not limited to: (i) Leap’s ability to successfully execute its clinical trials and the timing of enrollment in and cost of such clinical trials; (ii) the results of Leap’s clinical trials and pre-clinical studies; (iii) Leap’s ability to successfully enter into new strategic partnerships for DKN-01 or any of its other programs; (iv) whether any Leap clinical trials and products will receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies; (v) exposure to inflation, currency rate and interest rate fluctuations, as well as fluctuations in the market price of Leap’s traded securities; (vi) that the initiation, conduct, and completion of clinical trials, laboratory operations, manufacturing campaigns, and other studies may be delayed, adversely affected, or impacted by COVID-19, global conflict, or supply chain related issues; (vii) Leap’s ability to successfully integrate the Flame operations and realize the anticipated benefits of the acquisition of Flame; (viii) whether Leap’s cash resources will be sufficient to fund Leap’s continuing operations and the newly acquired Flame operations, including the liabilities of Flame incurred in connection with the completion of the merger; and (ix) Leap’s ability to comply with the continued listing requirements of the Nasdaq Capital Market. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or Implied) are made about the accuracy of any such forward-looking statements. Leap may not actually achieve the forecasts disclosed in such forward-looking statements, and you should not place undue reliance on such forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in Leap’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in its subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither Leap, nor any of its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing Leap’s views as of any date subsequent to the date hereof.

CONTACT:

Douglas E. Onsi

President & Chief Executive Officer

Leap Therapeutics, Inc.

617-714-0360

donsi@leaptx.com

Matthew DeYoung

Investor Relations

Argot Partners

212-600-1902

leap@argotpartners.com